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                               As of July 3, 1996


CINERGI PICTURES ENTERTAINMENT INC.
(f/s/o Andrew G. Vajna)
2308 Broadway
Santa Monica, CA 90404
Attn:  Randy Paul, Esq.


     RE:  "EATERS OF THE DEAD"/ANDREW G. VAJNA (EXECUTIVE PRODUCER)


Gentlemen:

     The following letter confirms the principal terms of the agreement between Walt Disney Pictures ("WDPc") and Cinergi Pictures Entertainment Inc. ("Lender") for the executive producing services of Andrew G. Vajna ("Artist") in connection with a possible motion picture project currently entitled "Eaters of the Dead" (the "Picture").

A. CONDITIONS PRECEDENT. WDPc shall have no obligation hereunder unless and until:

     1. WDPc receives a fully executed original of this letter of agreement (in form and substance acceptable to WDPc).

     2. WDPc receives a fully executed original of the agreement (in form and substance acceptable to WDPc) for the underlying rights in and to the book written by Michael Crichton ("Crichton") entitled "Eaters of the Dead" (the "Book") and the producing services of Crichton in connection with the Picture.

     3. WDPc receives a fully executed original of the agreement (in form and substance acceptable to WDPc) for the rights, directing and producing services of John McTiernan ("McTiernan") in connection with the Picture.

     4. WDPc receives a fully executed original of the quitclaim agreement (the "Quitclaim Agreement") (in form and substance acceptable to WDPc) for all of the rights of Cinergi Film Productions Co. (and/or any affiliate or subsidiary thereof) ("Cinergi") in and to the Picture.

     5. WDPc approves of the chain of title to the Book and the Picture, approves all agreements with respect thereto and receives all assignments, releases and other instruments and documents which it reasonably requires in connection therewith [including but not limited to an assignment of all rights from William Wisher ("Wisher") in and to the screenplay for the Picture written by Wisher].


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     6.   WDPc approves and validates the "all-in" final budget (I.E., all above-the-line elements and all below-the-line elements excluding) for the Picture.

     The aforesaid Conditions Precedent shall be deemed satisfied only upon written confirmation thereof by a WDPc Business Affairs Executive.

B. LOAN-OUT. The services of Artist are being furnished to WDPc by Lender and consequently all services and obligations to be performed hereunder by Artist shall be deemed to be performed by Artist at the direction of Lender and all compensation and other payments for the performance of such services and obligations shall be paid by WDPc to Lender. All warranties and representations made by either Lender or Artist shall be deemed made in addition by the other and a breach of this Agreement by either Lender or Artist shall be deemed a breach by both.

C. EXECUTIVE PRODUCING SERVICES. If WDPc elects in it sole discretion to proceed with production of the Picture, then Lender shall cause Artist to personally render all services customarily rendered by an executive producer in the motion picture industry in connection with the development, preproduction, production, post production and delivery of the Picture, subject to the provisions of Paragraph I.2 below. Artist's services hereunder shall be on a non-exclusive basis to WDPc.

D. FIXED COMPENSATION. If the Picture is produced as a theatrical motion picture and if Artist fully performs all services and material obligations, then Lender shall be entitled to receive the flat sum of $1,500,000, which sum shall be fully applicable against and recoupable by WDPc from the contingent compensation set forth in Paragraph E below and which sum shall accrue and become payable on WDPc's receipt of a fully executed original of this Agreement and the Quitclaim Agreement (both in form and substance acceptable to WDPc) and the earlier to occur of: (1) commencement of principal photography of the Picture; and (2) WDPc giving notice to Crichton and/or McTiernan that all the Conditions Precedent set forth in Paragraph A above are either satisfied or waived. Said compensation is an all-inclusive flat fee and no additional compensation shall be payable by reason of overtime, weekend work, holidays, etc.

E. CONTINGENT COMPENSATION. If the Picture is produced and released as a theatrical motion picture and if Artist is not in default hereunder, then Artist shall be entitled to receive (it being understood and agreed that any sums payable to Artist under Paragraph D above shall be deemed an advance against and recoupable from any sums payable pursuant to this Paragraph E) an amount equal to 5% of 100% of the "Adjusted Gross Receipts" (as defined in Paragraph F.1 below), if any, of the Picture (less all sums paid to Artist pursuant to Paragraph D) until such time, if ever, that Artist has received therefrom the additional sum of $1,000,000 (at which time Artist's entitlement to said 5% of 100% of the Adjusted Gross Receipts, if any, shall terminate), thereafter Artist's participation shall escalate on a prospective basis to an amount equal


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to 10% of 100% of the Adjusted Gross Receipts, if any, of the Picture at such time, if ever, that the Picture achieves "Cash Breakeven" (as defined in Paragraph F.2 below).

F.   DEFINITIONS.

     1. "Adjusted Gross Receipts" as referenced herein shall be defined, computed and paid in accordance with WDPc's Exhibit "GRP" (and Rider thereto) as the Gross Receipts under Paragraph I.A. thereof (subject to the exclusions in Paragraph I.B. thereof) less the deductions in Paragraph I.C. thereof, but substitution theatrical reissue costs in place of Paragraph I.C.8. which relates to Theatre Level Advertising.

     2. "Cash Breakeven" as referenced herein shall be defined as the end of the accounting period in which Gross Receipts (as defined in WDPc's Exhibit "NP" and Rider thereto) first equals the aggregate of the following: (a) an "off the top" Distribution Fee in the amount of 10% on all Gross Receipts; (b) all Distribution Costs as set forth in Paragraph IV. of Exhibit "NP"; (c) Accrued Interest as set forth in Paragraph V.C. of Exhibit "NP"; (d) Overhead as set forth in Paragraph V.B. of Exhibit "NP"; and (e) Cost of Production as set forth in Paragraph V.A. of Exhibit "NP".

G. EXECUTIVE PRODUCER CREDIT. If the Picture is produced as a theatrical motion picture and if Artist is not in default hereunder, and further subject to WDPc's standard exclusions and exceptions (including artwork title exceptions), WDPc shall accord Artist an individual "Executive Producer" credit (which may be shared, with Artist in first position of such individual "Executive Producer" credits unless WDPc, in order to engage the services of one or more third parties, in good faith accords one or more third parties an individual "Executive Producer" credit in a position prior to that of Artist (and in such case, Artist's credit shall follow such other credits) as follows:

     1. ON SCREEN: On a separate card (which may be shared with others), in the main titles if the director, cast, other producer credits etc. are in the main titles (otherwise in the end titles) in a size of type not less than the larger of (a) fifty percent (50%) of the size of the title; (b) one hundred percent (100%) of the size of the "Screenplay by" credit or (c) one hundred percent (100%) of the size of any other individual "Executive Producer" credit in connection with the Picture, with placement and all other characteristics of such credit at WDPc's discretion.

     2. IN PAID ADS ISSUED OR CONTROLLED BY WDPc IN WHICH THE REGULAR BILLING BLOCK APPEARS: In a size of type not less than the larger of (a) thirty-five percent (35%) of the size of the regular title; (b) one hundred percent (100%) of the size of the "Screenplay by" credit in such billing block (c) or one hundred percent (100%) of the size of any other individual "Executive Producer" credit in connection with the Picture, with placement and all other characteristics of such credit at WDPc's discretion.


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     3.   EXCLUDED ADS.  Notwithstanding the above, Artist's paid ad credit pursuant to Paragraph G.2 above shall appear in any so-called "excluded ads" in which any other individual "Screenplay by" or individual "Executive Producer" credit appears in connection with the Picture (except for congratulatory, nomination and/or award ads, special ads excepted under the DGA Basic Agreement, ads announcing a personal appearance, radio ads and the audio portion of teasers, trailers and television ads).

     4.   As used herein, "size" shall mean height, width and thickness.

H. APPROVALS AND CONTROLS. WDPc shall retain all approvals and the right to initiate action at any time and in any respect in connection with the Picture.

I.   GENERAL

     1. The results and proceeds of Artist's services hereunder in connection with the Picture shall be deemed a work-made-for-hire specially ordered or commissioned by WDPc. WDPc shall exclusively own all now known or hereafter existing rights of every kind throughout the universe, in perpetuity and in all languages, pertaining to such results and proceeds, the Picture, and all elements therein for all now known or hereafter existing uses, media, and forms. Lender acknowledges that Lender solely owns all of the results and proceeds of Artist's services in connection with the Picture prior to the date hereof. Lender and Artist hereby assign the results and proceeds of Artist's services in connection with the Picture rendered by Artist prior to the date of this Agreement.

     2. WDPc is not obligated to develop, produce, distribute, and/or exploit the Picture, or to use the services of Artist hereunder or the results and proceeds thereof in whole or in part and WDPc may (at its sole discretion) abandon the Picture at any time without further obligation hereunder.

     3. This letter agreement (including WDPc's Standard Terms and Conditions for a Producer/Loan-Out, Form I-9, WDPc's Exhibit "NP" and Exhibit "GRP" incorporated herein by this reference) contains the full and complete understanding between the parties and supersedes all prior agreements and understandings pertaining hereto.

     4. Lender's and Artist's sole and exclusive remedy for WDPc's breach, termination, or cancellation of this letter agreement (including any provision relating to credit) shall be an action for damages and Lender and Artist irrevocably waive any right to seek and/or obtain equitable or injunctive relief.

     5. Lender and Artist shall be covered as additional insureds on WDPc's errors and omissions insurance policy in connection with Artist's services for the Picture hereunder, during customary periods of pre-production, production and distribution of


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the Picture, subject to the restrictions, limitations and terms of said policy.
Artist shall, as and to the extent Artist is deemed an employee of WDPc, be covered as an additional insured on WDPc's general liability insurance policy in connection with Artist's services for the Picture, subject to the limitations, restrictions and terms of said policy. The provisions of this Paragraph I.5 shall not be construed so as to limit or otherwise affect any obligations, representation, warranty or agreement of Lender and/or Artist's hereunder.

     6. Except with respect to claims to which Cinergi, Lender and/or Artist have indemnified WDPc and except with respect to any claims arising from any other breach by Cinergi, Lender and/or Artist and/or any tortious and/or criminal conduct of Cinergi, Lender and/or Artist, WDPc hereby defends, indemnifies and holds Lender and Artist, and their respective successors and assigns, harmless from and against any and all damages, loss, liability, cost, penalty, guild fee or award or other expense of any kind (including reasonable attorneys' fees) that may be obtained against, imposed upon or suffered by Lender or Artist arising from any claim, demand or action relating to the production or exploitation by WDPc of the Picture.


                                   WALT DISNEY PICTURES


                                   By: /s/ Phillip Mohl
                                      ------------------------

                                   Its: Vice President
                                       -----------------------
                                        PHILLIP MOHL

ACCEPTED AND AGREED:

CINERGI PICTURES ENTERTAINMENT INC.

By: /s/ Randolph M. Paul
   ------------------------------
     RANDOLPH M. PAUL

Its: Senior Vice President
    -----------------------------

Federal I.D. No.:
                 ----------------


By: /s/ Andrew G. Vajna
   ------------------------------
     ANDREW G. VAJNA

Social Security No.:
                    -------------

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